Exhibit 10.20

AUTO FINANCE OPERATING AGREEMENT

I. Parties

This Auto Finance Operating Agreement is made by and between the following parties as of April 30, 2009 (“Effective Date”):

A.	Ally Financial Inc., formerly known as GMAC Inc., (“Ally”) and

B.	Chrysler Group LLC (“Chrysler”).

II. Recitals

A.	Chrysler manufactures, distributes, markets, and sells motor vehicles under various brands, including, “Chrysler”, “Dodge”, “Jeep”, “RAM”, and “Mopar”, and related goods and services (“Chrysler Products”), which are offered for sale to retail Consumers through a network of dealerships authorized by Chrysler (“Chrysler Dealers”).

B.	Ally is a diversified financial services company that directly, and indirectly through its Subsidiaries, provides automotive and non-automotive finance and lease, insurance, banking, mortgage, lending, and other services to a variety of customers (“Ally Products”).

C.	As part of its business, Ally:

1.	Supports the sale of Chrysler Products by purchasing from Chrysler Dealers, at market rates and below market rates, motor vehicle retail installment sale contracts (“Retail Financing”) and motor vehicle lease contracts, including the underlying lease vehicle, (collectively, “Consumer Financing”);

2.	Finances Chrysler Dealers’ acquisition of motor vehicle inventory (“Inventory Financing”) and extend loans and other credit accommodations for working capital, equipment, and real estate (“Loans”, and, collectively with Inventory Financing, “Dealer Financing”) to Chrysler Dealers;

3.	Makes available to Chrysler Dealers, remarketing and related auction services for the purchase and sale of used vehicles, including through proprietary internet auctions hosted by Ally, such as SmartAuction, (collectively, “Remarketing”); and

4.	Makes available to Chrysler Dealers, insurance products and services, including vehicle inventory insurance, and other dealer insurance products and services, through Motors Insurance Corporation and its Subsidiaries (collectively, “Insurance”).

D.	Subject to Section 5.2, Chrysler wants Ally to be Chrysler’s preferred service provider of automotive financial services in the United States, and Ally wants to be Chrysler’s preferred service provider of automotive financial services in the United States, in each case including the services listed in Recital C above, in each case under the terms and conditions of this Agreement.

Agreement

In consideration of the recitals above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Chrysler and Ally agree as follows:

***	Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

ARTICLE I    DEFINITIONS

SECTION 1.1 Definitions. The words in this Agreement have the meanings usually and customarily ascribed to them in commercial contracts, except that the words defined below, or elsewhere in this Agreement, have the respective meanings ascribed to them as indicated.

(a)	“Affiliated Entity” means an entity:

(i)	That is a Subsidiary of a party to this Agreement; or

(ii)	That owns a majority of the voting securities of a party to this Agreement; or

(iii)	That Controls, is Controlled by, or is under common Control with a party to this Agreement.

(b)	“Ally-Financed Dealer” means a Chrysler Dealer to which Ally provides Inventory Financing and/or Loans.

(c)	“Application” means a credit application in a standard form developed or approved by Ally submitted by or on behalf of a Consumer in connection with the purchase or lease of a new or used Chrysler vehicle that a Chrysler Dealer submits for Ally’s assessment and credit decision as to whether Ally would purchase a retail installment sale or lease contract that the Chrysler Dealer enters into with that Consumer, if the Dealer were to offer it for sale to Ally.

(d)	“Approval” means Ally’s credit decision that it would purchase a retail installment sale or lease contract, if a Chrysler Dealer decides to offer it for sale to Ally under the terms offered by that Chrysler Dealer as submitted (i.e., not subject to a change in the terms of the contract and/or fulfillment of one or more specific conditions such as additional down payment).

(e)	“Business Day” means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in Auburn Hills, Michigan or New York, New York.

(f)	“Capital Markets Disruption” means circumstances where the global credit markets are such that credit is either not available or not available on commercially reasonable terms to borrowers with credit rating and business prospects similar to Ally for a period of three months or longer.

(g)	“Confidential Information” means the terms and conditions of this Agreement and/or any information (including data developed from any such information) in any format that meets all of the following criteria:

(i)	Chrysler, Ally, or their respective Representatives (each a “receiving party”) obtains the information from the other party or its Representatives (each a disclosing “disclosing party”) before or after the execution of this Agreement;

(ii)	The information relates to the business or financial activities of the disclosing party or its Affiliated Entities; and

(iii)	The information is made available to the receiving party solely to facilitate the receiving party’s performance of this Agreement or otherwise as a result of the commercial relationship between Chrysler and Ally, or includes information relating to customers and dealerships, pricing, methods, operations, processes, trade secrets, credit programs, financial data, business and financial relationships, technical data, statistics, technical specifications, documentation, research, development or related information, computer systems, employees, and any results or compilations of the foregoing or is otherwise clearly and conspicuously labeled “confidential” on its face .

“Confidential Information” does not include any information that:

•	Is or becomes publicly available by any means other than a breach of this Agreement;

•

Was known by the receiving party before its receipt from disclosing party so long as the source of that information is not known to the receiving party to be prohibited by contract or applicable law from disclosing that information; or

•	Is independently developed by the receiving party without using information from the disclosing party.

(h)	“Confidential Personal Information” means all information about Consumers that are individuals, including names, addresses, telephone numbers, account numbers and lists thereof, and demographic, financial and transaction information for, such Consumers.

(i)	“Consumer” means:

(i)	An individual who acquires or seeks to acquire Chrysler Products at retail primarily for personal, family, or household purposes; or

(ii)	A Person who acquires or seeks to acquire Chrysler Products at retail for business, commercial, or similar purposes.

(j)	“Control”, “Controlled”, and derivatives thereof, mean, as to a Person, the direct or indirect power to direct the management and policies of that Person, whether through the ownership of voting securities, by contract, or otherwise.

(k)	“Credit Tier” means a category of credit risk determined through Ally’s proprietary risk scoring system.

(l)	“FICO Score” means the standard consumer credit scoring system commonly used in the United States.

(m)	“Governmental Authority” means any supranational, international, national, federal, state, or local court, provincial, government, department, commission, board, bureau, agency, official or other regulatory, administrative, or governmental authority.

(n)	“Including”, “includes”, and derivatives thereof mean including or includes without limitation.

(o)	“Law” means any federal, state, local, provincial, or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, agency requirement, judicial, agency or administrative opinion having the force of law, license or permit of any governmental authority, or common law.

(p)	“OEM” means an original equipment manufacturer or distributor of passenger cars and light trucks, but in no event includes a Governmental Authority.

(q)	“Person” means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any Government Authority.

(r)	“Rate Support” means, with respect to financing incentives offered by Chrysler on retail installment sale contracts (including balloon contracts and any other similar products) that enable Consumers to obtain rates that are below the market rates, the difference between the Support Rate and the below-market rate.

(s)	“Rate Support Subvention Program” means a Subvention Program involving Rate Support.

(t)	“Repurchase Triggering Event” means any one or more of the following:

(i)	Chrysler or a Chrysler Dealer terminates such Chrysler Dealer’s dealer sales and service agreement with Chrysler.

(ii)	Ally repossesses, [***] assets in which Ally has a first priority perfected security interest, [***].

***	Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

(iii)	A Chrysler Dealer voluntarily surrenders all of its assets in which Ally has a first priority perfected security interest, including surrendering to Ally all of its new Chrysler motor vehicle inventory financed by Ally.

(u)	“Representatives” means directors, officers, employees and representatives of a party or its Subsidiaries and each of their respective agents, representatives, auditors, attorneys, and other professional advisors.

(v)	“Subsidiary” means, as to a Person, another Person a majority of the voting securities of which are owned by that first Person.

(w)	“Subvention Program” means programs in which Chrysler offers financial subsidies, incentives, capitalized cost reductions, or special terms, including interest free periods, in each case through a financial services company or bank conditioned upon the Consumer financing or leasing through a financial services company or bank to:

(i)	Chrysler Dealers (excluding any programs in which Chrysler offers payments or subsidies to Chrysler Dealers directly and are not conditioned upon financing through a financial services company or bank).

(ii)	Consumers, if such programs are conditioned upon financing or leasing through a financial services company or bank.

“subvented”, “subvene”, and their derivatives have similar meanings.

“Subvention Program” does not include a program in which Chrysler offers payments or subsidies to Chrysler Dealers directly or provides cash allowances or incentives (e.g., “cash on the hood”), in each case not through a financial services company or bank.

(x)	“Support Rate” means the interest rate Ally offers to Chrysler when Chrysler wants to sponsor special financing rates to Consumers through a Rate Support Subvention Program.

(y)	“Unsecured Exposure” means the aggregate amount of any and all financial exposure(s) of Ally and its Subsidiaries in the aggregate to Chrysler and its Subsidiaries in the aggregate that is not secured by a first priority perfected security interest or lien in favor of Ally (or the applicable Ally entity) against all of the assets of Chrysler, consisting of:

(i)	Subvention Rate Support payments not yet invoiced by Ally;

(ii)	Subvention Rate Support Payments invoiced by Ally, which are past due; ;

(iii)	Guaranty obligations of Chrysler in favor of Ally, if any;

(iv)	Gap insurance obligations of Chrysler, in favor of Ally, if any; and

(v)	Other unsecured exposures as may be agreed between the parties from time to time (e.g., lease subvention or residual support if agreed between the parties or as determined by the U.S. Coordinating Committee from time to time).

“Unsecured Exposure” does not include:

•	Chrysler’s obligations in connection with Subvention Programs, to the extent Ally has invoiced Chrysler for those amounts and they are not yet due;

•	Chrysler’s obligations in connection with the repurchase of Chrysler vehicles pursuant to Section 4.4 below; and

•	Chrysler’s obligations in connection with any bailment pool arrangements.

In addition, the following terms are used as defined in the specific sections of this Agreement specified below.

Term	Section
Ally License	11.1
Ally Products	Recitals
Alternative Volume	3.4(a)
Cap	9.1
Chrysler Dealers	Recitals
Chrysler License	11.2
Chrysler Marks	11.2
Chrysler Open Account	4.3(a)
Chrysler Products	Recitals
Compliance Review	10.1
Consumer Financing	Recitals
Current Dealer	5.2(a)
Dealer Financing	Recitals
Dealings	2.1(a)
Dispute	15.3
Force Majeure Condition	15.6
Initial Term	12.1
Implementing Agreement	2.1(e)
Indemnification Clause	13.1(a)
Indemnitee	13.1(a)(i)
Indemnitor	13.1(a)(ii)
Insurance	Recitals
Inventory Financing	Recitals
Lead Member	6.1(a)(iii)
Loans	Recitals
Notices	15.5
Operational Notices	15.5
Organizational Set Up	8.3
Remarketing	Recitals
Repurchase Triggering Event	4.4
Retail Contracts	3.3(b)
Retail Financing	Recitals
U.S. Coordinating Committee or Committee	6.1

ARTICLE II    FRAMEWORK

SECTION 2.1 Contractual Framework.

(a)	This Agreement establishes the contractual framework for dealings between Chrysler and Ally in the United States, including Puerto Rico on a best efforts basis, related to Consumer Financing, Dealer Financing, Remarketing, and Insurance (individually and collectively “Dealings”).

(b)	From time to time, at Chrysler’s option and upon reasonable advance notice to Ally, Chrysler may designate as “Chrysler Products” any motor vehicles sold under a brand of Fiat Group Automobiles S.p.A. and distributed through Chrysler Dealers, in which case this Agreement will apply to such vehicles.

(c)	Each party will each use commercially reasonable efforts to cause its respective Subsidiaries in the United States, Canada, Mexico, as applicable, to agree to be bound by the terms of this Agreement to their dealings by executing one or more Opt-in Agreements in substantially the form attached to this Agreement as Exhibit A.

(i)	Upon execution of an Opt-in Agreement, the Subsidiary accedes to the rights, benefits and obligations of this Agreement, with those specific modifications, exceptions or additions set forth in a particular Opt-in Letter as necessary or appropriate to reflect operating and financing conditions in the relevant local market.

(ii)	If a Subsidiary ceases to be a Subsidiary of a party, then the other party may terminate all rights and obligations with respect to that former Subsidiary effective on 60 days’ prior notice.

(iii)	The parties may from time to time agree on the inclusion of their respective Subsidiaries in additional markets into this Agreement, the inclusion of which will be evidenced by the execution and delivery by such Subsidiaries of additional Opt-in Agreements.

(d)	Nothing in this Agreement precludes Ally from providing or continuing to provide any financial services to OEMs other than Chrysler or dealers other than Chrysler Dealers, or from providing or continuing to provide insurance, mortgage, banking, or other non-automotive financial services.

(e)	The specific terms and conditions related to individual Dealings in the United States that are not captured by this Agreement, or as to which the parties mutually agree to provide for more specific terms as to a specific transaction, series of transactions, or type of transaction, will be the subject of separate agreements (each an “Implementing Agreement”), and unless Ally and Chrysler specifically agree otherwise, including in such Implementing Agreement, this Agreement controls to the extent of any direct conflict between this Agreement and any such Implementing Agreement.

(f)	Chrysler and Ally will reasonably cooperate with one another and assist the other in carrying out the other’s obligations under this Agreement and will execute and deliver documents and instruments reasonably necessary and appropriate to do so.

(g)	The terms of this Agreement are intended to preserve the customer loyalty and dealer support benefits that would accrue to Chrysler as an OEM with an exclusive financing affiliate, while at the same time assuring that Ally receives a competitive level of return.

(h)	Ally recognizes Chrysler’s desire to grow its automotive business and will continue to support Chrysler in that effort to the extent that it is consistent with Ally’s business interests.

(i)	[***].

[***].

***	Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

ARTICLE III    CONSUMER FINANCING

SECTION 3.1 General Service Obligations.

(a)	In the United States, Ally will provide full and fair consideration to Applications spanning a broad spectrum of prime and nonprime Consumers received from a Chrysler Dealer with whom Ally has a Retail Financing relationship, applying credit risk underwriting standards consistent with its general practices for Consumer Financing, and will purchase such contracts, if appropriate in Ally’s sole discretion in accordance with its usual and customary standards for creditworthiness, subject to applicable safety and soundness standards .

(b)	Ally’s decision whether to provide Consumer Financing to any Consumer will be made in its sole and absolute discretion and pursuant to its business judgment, without any influence by Chrysler (but this does not prohibit Chrysler from communicating with Ally about any aspect of Ally’s performance as a financial service provider under the Agreement).

(c)	Ally will provide assistance to Chrysler Dealers with whom Ally has a Retail Financing relationship to finalize Consumer contracts related to Consumer Financing, consistent with its general practices as discussed from time to time with the U.S. Coordinating Committee.

(d)	Ally will actively work to facilitate the ease of doing business, completing transactions, and minimizing and resolving disputes with Chrysler, Chrysler Dealers, and Consumers, in each case consistent with its general practices as discussed from time to time with the Coordinating Committee.

(e)	Ally will not take any measures that are inconsistent with market practice that reduce the likelihood that Consumers will seek to finance purchases through Ally (e.g., through onerous application fees, etc).

SECTION 3.2 Subvention Programs.

(a)	Chrysler will, in its sole discretion, set all terms and conditions of all Subvention Programs, including Consumer eligibility, program dates, covered Chrysler Products, base prices of Chrysler Products eligible for Subvention, applicable Consumer credit tiers, lending duration of offered Consumer Financing products (e.g., 36 months, 60 months, etc.), and geography, and a Subvention Program may contain any terms and conditions (e.g., it may relate to one or more Chrysler Products, one or more Chrysler brands, and one or more Consumer credit tiers), in each case subject to Section 3.2(a)(i) and (a)(ii) below.

(i)	Chrysler will not design a Subvention Program that contains more than one type of underlying financial product (e.g., a single Subvention Program may not contain both lease and retail installment sale contract products), however nothing in this Agreement restricts Chrysler from operating several Subvention Programs at any particular time or offering Consumers a choice between alternative Subvention Programs; and

(ii)	Chrysler will not intentionally design a Chrysler Subvention Program with the intent of excluding Ally’s participation in such Subvention Program, but Chrysler will not be restricted from operating a Subvention Program on the basis that Ally has indicated an inability or unwillingness to participate in such a Subvention Program or, in fact, does not participate in such a Subvention Program.

(b)	Chrysler will use commercially reasonable efforts to inform Ally, including by e-mail or other electronic means, of all Subvention Programs at least five Business Days before the scheduled start date (except for routine special rate and special residual support changes, notice of which may be given one Business Day before the scheduled start date).

(i)	If Chrysler does not provide Ally at least five Business Days’ notice of such a Subvention Program, Ally will nevertheless use commercially reasonable efforts to implement that Subvention Program to the extent reasonably and practically possible under the circumstances.

(ii)	After receipt of notice of such a Subvention Program, Ally will notify Chrysler as promptly as practicable if Ally is unwilling or unable to implement or participate in that Subvention Program.

(iii)	If Ally cannot implement a Subvention Program concept as proposed by Chrysler, then Chrysler and Ally will reasonably cooperate to find a workable solution, if any, but:

(A)	Ally is not bound to participate in such Subvention Program; and

(B)	Chrysler is not bound to modify its proposed Subvention Program concept in order to accommodate Ally’s participation.

(c)	Chrysler will solicit input from Ally as to individual Subvention Programs and will consult in good faith with Ally as to the terms and conditions of individual Subvention Programs to facilitate Ally’s ability to provide Retail Financing to support Chrysler’s business, but Chrysler is not bound to implement or modify the terms of any particular proposed Subvention Program in response to Ally’s input and will remain free, subject to Chrysler’s specific obligations in this Agreement, to design and implement Subvention Programs in its discretion.

(d)	Chrysler will allow Ally to participate in any and all Subvention Programs on a side-by-side basis with any and all other financing sources.

SECTION 3.3 Exclusivity and Related Terms for Rate Support Subvention Programs. Whenever Chrysler offers Rate Support Subvention Programs, it will do so through Ally on a semi-exclusive basis as follows:

(a)	Before November 1, 2009, Chrysler may offer Subvention Programs through third parties, so long as it simultaneously offers Ally the opportunity to participate in those Subvention Programs on a side-by-side basis.

(b)	From November 1, 2009 through April 30, 2010, the aggregate number of retail installment sale contracts, balloon contracts, and any other similar products (individually and collectively, “Retail Contracts”) dated and booked during this period under Rate Support Subvention Programs that Chrysler offers through Ally exclusively must equal [***] of the total number of Retail Contracts dated and booked under all Rate Support Subvention Programs offered during that time period (i.e., Chrysler must use Ally exclusively for [***] of its subvented Rate Support business and may use Ally non-exclusively for [***] of its subvented Rate Support business), subject to Section 3.4 below (“Initial Threshold”).

(c)	Starting May 1, 2010, the aggregate number of Retail Contracts booked under Rate Support Subvention Programs that Chrysler offers through Ally exclusively must equal [***] of the total number of Retail Contracts booked under all Rate Support Subvention Programs offered by Chrysler (i.e., Chrysler must use Ally exclusively for [***] of its subvented Rate Support business and may use Ally non-exclusively for [***] of its subvented Rate Support business), subject to Sections 3.4 below, measured on a quarterly basis (“[***] Threshold” and, together with the Initial Threshold, the “Exclusivity Thresholds”).

(d)	Chrysler’s compliance with the Exclusivity Thresholds will be reported to and assessed by the Coordinating Committee on a calendar quarterly basis, with compliance during any calendar quarterly periods in which an Exclusivity Threshold applied in part only (i.e., the quarterly period ending December 31, 2009) or in which more than one Exclusivity Threshold applied (i.e., the quarterly period ending June 30, 2010) being determined on the basis of a weighted average of the Retail Contracts dated and booked during the calendar quarterly periods.

***	Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

(e)	Chrysler will provide to the Coordinating Committee information reasonably sufficient to determine Chrysler’s compliance with Sections 3.3(b) and (c) above within the following timeframes:

(i)	For the Initial Threshold: by the first Coordinating Committee meeting in August, 2010.

(ii)	For the [***] Threshold: at the first meeting of the Coordinating Committee occurring after the end of each calendar quarter for Retail Contracts dated within, and booked to, the quarter that just ended.

(f)	The Coordinating Committee for each individual market (US, Canada, and Mexico) will use commercially reasonable efforts to develop and to implement a business plan to achieve the [***] Threshold for each individual market (United States, Canada, and Mexico).

(i)	The business plan will include guidelines for the parties’ operational implementation and timelines for achieving the Exclusivity Threshold by individual market (United States, Canada, and Mexico).

(ii)	Any failure to develop and implement the plan does not relieve Chrysler of its obligations under this Section 3.3.

SECTION 3.4 Capital Markets Disruption. Ally and Chrysler will reasonably and mutually determine whether a Capital Markets Disruption has occurred, and if so, when it ends.

(a)	If Ally and Chrysler have agreed that Capital Markets Disruption has occurred, and [***], then:

(i)	Chrysler’s obligations under Section 3.3(b) or 3.3(c) above, as applicable, are suspended, and Chrysler may offer that Rate Support Subvention Program(s) on terms consistent with those offered to Ally through one or more third parties on a temporary basis, so long as the terms and conditions are consistent with those offered to Ally, (“Alternative Volume”) until Ally has notified Chrysler that the Capital Markets Disruption has ended.

(ii)	Upon 30 days’ notice to Chrysler that it is able or willing to do so, Ally may participate in such Rate Support Subvention Program on a side-by-side basis with any other financial services provider that has previously agreed to participate in such Rate Support Subvention Program, but any Alternate Volume will not be counted against the applicable Exclusivity Threshold(s).

(b)	Upon Ally’s notice that the Capital Markets Disruption has ended, Chrysler’s exclusivity obligations under Section 3.3(b) or 3.3(c) above, as applicable, are automatically and immediately reinstated six months from the date of Ally’s notice that the Capital Markets Disruption has ended, and from that time any and all Alternative Volume will be counted against the applicable Exclusivity Threshold(s).

(c)	If Ally and Chrysler have not agreed that a Capital Markets Disruption has occurred (i.e., Ally and Chrysler believe that no Capital Markets Disruption has occurred or only one believes it has occurred), and [***], then:

(i)	[***];

(ii)	[***].

(iii)	[***];

***	Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

(iv)	[***].

SECTION 3.5 Rate Support. For Rate Support Subvention Programs:

(a)	Rate support pricing is based on a [***] methodology, [***].

(i)	Ally represents to Chrysler that:

(A)	Ally will determine rate support pricing using a base rate calculated consistent with certain of its pre-existing relationships with other OEMs.

(B)	The Support Rate will not exceed in any case [***].

(ii)	Ally will adjust the formula for the calculation of [***].

(iii)	Ally will be transparent in pricing methodology to Chrysler (including formula and parameters), but Ally has no obligation to reveal information specific to any other OEMs with which Ally does business.

(A)	On an annual basis, Ally will review its rate support pricing methodology with Chrysler, subject to the terms of this Agreement.

(B)	On a quarterly basis, Ally will advise the Coordinating Committee of any changes in rate support pricing methodology, subject to the terms of this Agreement.

(b)	Ally will establish the Support Rates.

(i)	Ally may vary the applicable Support Rate by factors that [***], in each case consistent with its obligations under Section 3.5(a)(i)(B), (ii), and (iii).

(ii)	The parties expect that Support Rates will be in effect for a month at a time, however, Ally may change the Support Rate during a calendar month upon at least fourteen calendar days’ notice to Chrysler before the effective date of the change.

(c)	Chrysler will pay to Ally the amount of any Rate Support:

(i)	Discounted to present value at the applicable Support Rate; and

(ii)	Further discounted for expected pre-payments.

(d)	For each month that a Rate Support payment is due to Ally:

(i)	Ally will send Chrysler an invoice by the fifth business day of the following month indicating the amount of Rate Support payment for the immediately preceding month (e.g., Ally will send Chrysler an invoice by December 7, 2009 for a Rate Support payment owed for contracts booked in November 2009).

(ii)

Chrysler will pay Ally the full invoice amount, without setoff, recoupment, or any other deduction (regardless of whether Chrysler disagrees with the invoice amount), by the 18th calendar day of the month, or if the 18th calendar day is not also a Business Day, then by the Business Day that next follows the 18th calendar day.

***	Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

(iii)	If Chrysler disagrees with the invoice amount, then subject to Section 3.5(d)(ii) above, it may invoke the Dispute resolution process under Section 15.3 of this Agreement for any disputed portion of the invoiced amount.

SECTION 3.6 Leases.

(a)	Ally has no obligation to offer incentivized or standard leases for Chrysler Products.

(b)	[***].

(c)	[***].

(d)	[***].

(e)	[***].

ARTICLE IV    DEALER FINANCING

SECTION 4.1 General Service Obligations.

(a)	In the United States (including Puerto Rico on a best efforts basis), Ally will provide full and fair consideration of any application for Dealer Financing received from a Chrysler Dealer, applying commercial lending credit risk underwriting standards consistent with Ally’s general practices for Dealer Financing and will provide Dealer Financing to the Chrysler Dealer, if appropriate in Ally’s sole discretion in accordance with its usual and customary commercial lending standards, subject to safety and soundness requirements and, absent a default by the dealer, the minimum guidelines described in Exhibit B of this Agreement, at the rate of return that Ally considers to be appropriate under the circumstances.

(b)	Ally’s decision whether to provide Dealer Financing to any Chrysler Dealer will be made in Ally’s sole and absolute discretion and pursuant to its business judgment, without influence by Chrysler (but this does not prohibit Chrysler from communicating with Ally about Ally’s performance under this Agreement or any other matter).

(c)	Nothing in this Agreement requires either Chrysler or Ally in its respective good faith business judgment to support the other party or any Ally-Financed Dealer in resolving any disputes or claims, but rather each party is permitted to support the other if, and to the extent, it wants to do so.

(d)	Chrysler will use reasonable efforts to facilitate a positive relationship between Ally and Chrysler Dealers and in particular, to promote its association with Ally to Chrysler Dealers and seek to create an awareness among Chrysler Dealers of benefits available to them by dealing with Ally.

(e)	Nothing in this Agreement affects Chrysler’s rights or obligations as to any Chrysler Dealer, or Ally’s rights or obligations as to any Ally-Financed Dealer.

***	Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

(f)	Nothing in this Agreement is intended to permit Ally, or to create a right in Ally, to influence any act or omission by Chrysler as manufacturer, seller, and distributor of Chrysler Products to Chrysler Dealers, or to permit Chrysler, or create a right in Chrysler, to influence any act or omission by Ally as a provider of Dealer Financing to Chrysler Dealers.

SECTION 4.2 Chrysler Dealer Information.

(a)	Chrysler will provide to Ally direct access to Chrysler’s information technology systems to facilitate direct billing of new vehicle inventory and to assist Ally in monitoring accounts and dealer inventories, including, without limitation, dealer sales data, dealer financial data, vehicle price information, and sales and production forecasts, subject in each case to the availability of such data on Chrysler’s information technology systems and to any requirements of applicable Law.

(b)	Subject to requirements of applicable Law, Chrysler and Ally will:

(i)	Cooperate in promptly providing information to, and consulting with, each other in good faith with regard to the operating and financial condition of Ally-Financed Dealers identified by Chrysler or Ally as “troubled dealers”, for the purpose of identifying potential problems, promoting solutions, and minimizing risks to Chrysler and Ally.

(ii)	Use commercially reasonable efforts to notify the other party before implementing any decision terminate its relationship with an Ally-Financed Dealer.

(iii)	Upon request from the other party, use commercially reasonable efforts to provide reasonable assistance in resolving issues with Ally-Financed Dealers, including default and litigation situations, inventory restrictions, suspensions or terminations, requests to divert inventory to other Chrysler Dealers to the extent possible or practicable, options to repurchase new vehicle inventory, and assignment of funds due from Chrysler, subject to the provisions of this Agreement.

SECTION 4.3 Security Enhancements. Chrysler will not prohibit Chrysler Dealers from providing guaranties and/or additional security or credit enhancements to Ally, including granting a security interest in accounts payable owed by Chrysler to Chrysler Dealers.

SECTION 4.4 Vehicle Repurchase. Upon a Repurchase Triggering Event as to a Chrysler Dealer, Chrysler will repurchase all new Chrysler vehicles (including “Chrysler”, “Dodge” “RAM” and “Jeep” branded vehicles) in that Chrysler Dealer’s inventory that were invoiced by Chrysler and financed by Ally after May 1, 2009 (regardless of whether another lender was the original or a subsequent finance source, e.g., dealer trades, re-allocations of inventory by Chrysler, etc.), subject to the following terms and conditions:

(a)	Chrysler’s obligation to repurchase inventory from a Chrysler Dealer under this Agreement does not apply to any vehicles meeting the following conditions, unless otherwise required under applicable state franchise law:

(i)	Any vehicle with mileage above [***] miles.

(ii)	Any vehicle with material damage or missing equipment that either:

A.	[***]; or

B.	[***].

(iii)	Upfit or Chrysler Dealer altered or modified units, except any upfit units re-allocated by Chrysler from one Chrysler Dealer to another (through dealer trades or otherwise).

(b)	The periods for Chrysler’s repurchase obligation under this Agreement are as follows:

***	Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

New vehicles financed by Ally from and after May 1, 2009:	[***] from original invoice date.

Dealer trade vehicles from and after May 1, 2009:	[***] from original invoice date.

Inventory existing before May 1, 2009 and re-allocated by Chrysler as contemplated by the MAFA Term Sheet, dated April 30, 2009 (through dealer trades or otherwise):	[***] from re-allocation date.

Inventory existing before May 1, 2009 and re-financed by Ally in a “take-out” of the Chrysler Dealer’s lender:	[***] from “take-out” date.

(c)	The repurchase price for each repurchased vehicle is the full amount for which Chrysler drafted on Ally, or the amount advanced by Ally, in each case without deduction for dealer holdback, advertising, transportation, etc. but less any principal reductions already paid to Ally before the repurchase.

(d)	Chrysler will pay Ally the repurchase price within [***] days of the Repurchase Triggering Event.

(e)	If Chrysler fails to pay Ally the repurchase price when due, then Chrysler will pay interest on the amount due from the due date until the date of payment at the then-current interest rate that Ally charges the relevant Chrysler Dealer for Inventory Financing.

(f)	Any vehicle repurchase will occur at the relevant Chrysler Dealer’s location, or at another location reasonably agreed between the parties that is within [***] miles of such Chrysler Dealer’s location.

(g)	Upon Ally’s receipt of the Repurchase Price for a vehicle, Ally will send Chrysler any related document of title, title, and/or certificate of origin that is in Ally’s actual, physical possession, and in the event the applicable Repurchase Triggering Event is a repossession or voluntary surrender, Ally will use commercially reasonable efforts to obtain such document or certificate.

(h)	Chrysler’s vehicle repurchase obligations under this Agreement are in addition to any applicable state franchise law or other legal requirements related to new vehicle repurchase (e.g., dealer sales and service agreement).

(i)	Ally’s security interest in any repurchased vehicle remains fully intact until Ally is paid the repurchase price for the repurchased vehicle.

(j)	Notwithstanding Section 12.1, Chrysler and Ally may terminate the foregoing provisions on vehicle repurchase upon their mutual agreement at any time on a prospective basis, but vehicles invoiced by Chrysler and/or financed by Ally before the termination effective date remain subject to the foregoing provisions on vehicle repurchase.

ARTICLE V    OTHER SERVICES

SECTION 5.1 Remarketing. Ally will make Remarketing services available to Chrysler Dealers, subject to and in accordance with Ally’s eligibility criteria and other applicable policies.

SECTION 5.2 [***]:

***	Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

(a)	[***].

(b)	[***].

(c)	[***].

SECTION 5.3 Marketing, Promotion, and Advertising. Chrysler and Ally will offer each other the following marketing, promotional, and advertising services, subject to mutually agreeable terms and conditions, including costs, outlined in Implementing Agreements.

(a)	As to Consumer Financing:

(i)	Chrysler will include references to “Ally”, and/or “Ally Bank” (as determined by Ally) where appropriate in Chrysler’s advertising and marketing materials for Subvention Programs in which Ally participates.

(ii)	Chrysler will give good faith consideration to Ally for future affinity-related financial services opportunities (e.g., credit card programs).

(iii)	Chrysler will offer Ally opportunities to include messages about Ally products and programs in Chrysler mailings to customers.

(iv)	Ally will offer Chrysler opportunities to include messages about Chrysler Products and programs on billing statements sent to Ally’s Chrysler customers.

(v)	Chrysler will offer Ally opportunities to participate in appropriate international, national, regional, and local promotional events sponsored by Chrysler or with which Chrysler is affiliated.

(vi)	Chrysler and Ally may each offer the other’s employees opportunities to participate in certain marketing programs directed at their own employees.

(vii)	Ally and Chrysler will offer each other opportunities to place on their respective websites weblinks to the other’s public websites, so long as the linked websites are appropriately branded, and the landing page of the Ally linked website does not include links to a website of any other OEM.

(viii)	Ally and Chrysler will handle customer inquiries and complaints about Subvention Programs in which Ally participates, and/or about Chrysler Products that are properly addressed by the other party by forwarding them in a timely and professional manner to the relevant department of the other party for resolution.

(b)	As to Dealer Financing Chrysler will:

(i)	Provide Ally reasonable access to Chrysler Dealers to enable Ally to train Chrysler Dealers about Ally products at Ally’s sole cost.

(ii)	Allow Ally to participate reasonably in Chrysler-produced or Chrysler-sponsored publications for employee or external audiences.

***	Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

(iii)	Allow Ally to provide to Chrysler Dealers information about Ally Products and provide Ally reasonable access to Chrysler Dealers through Chrysler websites and other appropriate Chrysler systems for Chrysler Dealers.

(iv)	Assist Ally in administering and promoting of programs to provide incentives to Chrysler Dealers to use and promote Ally Products.

(v)	Allow Ally to participate reasonably in planning and communicating programs pertaining to Chrysler Dealers.

(c)	Ally and Chrysler will make joint sales contacts with Chrysler Dealers, customers, and potential customers for fleet and small business sales, as appropriate with a view to expanding fleet and small business sales profitably.

(d)	Chrysler will notify Ally about, and will offer Ally reasonable opportunity to participate in, and receive any written materials provided at, scheduled local, regional, and/or national meetings of Chrysler Dealers, subject to the following:

(i)	Chrysler may in its good faith business judgment determine that:

(A)	Ally’s attendance is not appropriate for a specific portion of any meeting or specific agenda item(s) in a meeting.

(B)	Ally’s receipt of certain written materials is not appropriate, in which case Ally will not attend such portions of the meeting or receive such materials.

(ii)	In its discretion, Chrysler may provide Ally with notice of, and an opportunity to attend other meetings pertaining to, marketing plans, incentive strategies, or tactics.

ARTICLE VI    COORDINATING COMMITTEE

SECTION 6.1 Coordinating Committee. Chrysler and Ally hereby create a committee to be responsible for considerations around joint policies and programs and coordination of joint activities between them and to serve as the initial arbiter of disputes that cannot be resolved between the parties at the operating level (“Coordinating Committee” or “Committee”).

(a)	The total membership of the Coordinating Committee will be between six and ten, as agreed from time to time by the Committee.

(i)	Each of Chrysler and Ally will designate an equal number of Committee members, and each may designate up to five ad hoc members.

(ii)	Members and ad hoc members will be employees of Chrysler (or an affiliate of Chrysler) and Ally, respectively, with a reasonable degree of decision-making authority in order to facilitate prompt and efficient resolution of matters before the Committee, unless the Committee agrees otherwise.

(iii)	Each of Chrysler and Ally will designate one of their Committee members to be the lead member, who will be the principal point of contact and coordination outside of formal Committee meetings (“Lead Member”).

(iv)	Additional guests with applicable expertise may attend meetings by invitation of the Committee.

(v)	Schedule I lists the initial members, initial Lead Members, and other initial member designations by Chrysler and Ally to the Committee.

(b)	The Committee will appoint one of its members as the Committee Chair for purposes of coordinating meeting discussions, and the position of Chair will rotate between members designated by Chrysler and members designated by Ally each May 1, unless otherwise agreed by the Committee.

(c)	The Committee will appoint one of its members as Secretary of the Coordinating Committee and the position of Chair will rotate between members designated by Chrysler and members designated by Ally each May 1, unless otherwise agreed by the Committee.

(i)	If a Chrysler member is the Committee Chair, then the Secretary will be an Ally member, and if an Ally member is the Committee Chair, then the Secretary will be a Chrysler member.

(ii)	The Secretary will, among other things:

(A)	Work with the Lead Members to prepare an agenda for each meeting;

(B)	Prepare minutes of meetings, which will be circulated to the Lead Members for approval in advance of being finalized and distributed to the Committee and ad hoc members; and

(C)	Establish an annual calendar of regular meetings.

(d)	The Committee will hold regular meetings on a monthly basis.

(i)	Each Lead Member may call a special meeting of the Committee, as deemed appropriate.

(ii)	Attendance at any meeting may be by telephone.

(iii)	At least two members from each of Chrysler and Ally are necessary for a quorum at any regular or special Committee meeting.

(iv)	If the person then designated as Chair or Secretary is not present at any meeting, replacement(s) may be established for purposes of that meeting.

(e)	Committee decisions will be by consensus; i.e., Chrysler members collectively have one “vote” and Ally members collectively have one “vote”, with consensus required for action to be taken.

(f)	The Committee will conduct an ongoing review of the parties’ joint and independent efforts under this Agreement.

ARTICLE VII    INFORMATION REPORTS

SECTION 7.1 Information, Reports, and Service Level Metrics. Chrysler and Ally will prepare and deliver to each other on a regular, timely basis, such information and reports as the other reasonably requests or requires from time to time regarding any and all aspects of the Dealings under this Agreement, to the extent that such information or reports are not privileged; subject to contractual or other use and/or disclosure restrictions; or are reasonably determined to be either too sensitive for disclosure or too burdensome to produce by the disclosing party, in all cases as determined by the disclosing party in its good faith business or legal judgment, including that:

(a)	Ally will meet with Chrysler periodically via the Coordinating Committee, as well as upon reasonable request, to discuss current and projected financing needs for Chrysler Dealers and Consumers, and Ally will periodically provide to Chrysler a funding plan designed to meet these financing needs.

(b)	Ally will provide to Chrysler through the monthly Coordinating Committee meetings benchmark pricing and standard rates of other automotive retail lenders (on an anonymized basis, if Ally so chooses).

(c)	Chrysler will, to the extent authorized to do so (under, for example, dealer sales and service agreements with Chrysler or dealer finance agreements with Ally), provide to Ally customary information concerning the Ally-financed Chrysler Dealer network, including, monthly dealer financial statements, and daily retail sale reporting.

(d)	Upon Chrysler’s request, and subject to Section 7.1(g) below, Ally will provide to Chrysler information and regular reports to facilitate Chrysler’s understanding of wholesale and retail financing dynamics and Ally’s volume, breadth, and depth of credit buying, including the following:

(i)	Daily Application volume and Approvals by FICO Scores (broken down by Prime, Near-Prime and Subprime) and by Credit Tier by business center;

(ii)	Daily cashing volume and rates by Credit Tier and by FICO Scores (broken down by Prime, Near-Prime and Subprime) by business center; and

(iii)	Monthly penetration reports by subvented and standard rates (e.g., book-to-Approval) by vehicle line.

(e)	The breakdown of [***] will be determined from time to time by the Coordinating Committee.

(f)	Ally will provide to Chrysler current service level metrics that Ally monitors in the ordinary course of business.

(i)	Ally and Chrysler will mutually agree which of these metrics will be used by the Coordinating Committee to measure Ally’s performance under this Agreement.

(ii)	The Coordinating Committee will review the agreed-upon metrics, along with the bi-annual National Auto Dealers Association survey (survey applies only for the United States), and determine scorecards to apply against these metrics and options to remedy any shortfall in performance as measured against these scorecards from time to time.

(g)	Ally will provide Chrysler package of OEM reports related to Consumer Financing, which will include information and statistics on Applications (including Approvals, rejections, and qualifications), contracts booked, terminated contracts, termination schedules, rate and residual support, and other information for the month and for the calendar year-to-date, with most of it available by brand, model, and/or region.

(h)	The reports contemplated by this Section 7.1 will be provided in the forms approved by the Coordinating Committee (with any changes subject to approval of the Coordinating Committee).

ARTICLE VIII    OPERATING PRINCIPLES

SECTION 8.1 Credit Policies. Ally will provide Consumer Financing and Dealer Financing services contemplated by this Agreement under its credit policies.

(a)	Ally’s credit policies are the sole responsibility, and under the sole control, of Ally.

(b)	Upon Chrysler’s reasonable request, Ally will provide to Chrysler copies of Ally’s credit policies currently in effect at the time of the request.

SECTION 8.2 Risks.

(a)	Subject to Ally’s credit policies and the terms below, Ally (as opposed to Chrysler) will provide any financing and funding for the Consumer Financing and Dealer Financing services contemplated by this Agreement and will bear all risks in connection with these services, including credit risk and residual value risk, unless Ally and Chrysler expressly agree otherwise.

(b)	Any financing and funding by Ally for the Consumer Financing and Dealer Financing services contemplated by this Agreement will be on a non-recourse basis as to Chrysler, excluding Chrysler’s vehicle repurchase obligations under this Agreement and/or applicable Law, and Chrysler will not bear the credit risk for the financing and funding, in each case unless otherwise mutually agreed (e.g., in connection with a specific Subvention Program).

***	Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

SECTION 8.3 Organizational Set-up. In recognition of the fact that a long-term major customer of Ally is a principal competitor of Chrysler, Ally will work with Chrysler in good faith to develop mutually agreeable customized service arrangements (collectively “Organizational Set-up”).

(a)	Ally and Chrysler will work in good faith to agree on a plan for implementing the Organizational Set-up, including milestones and “deliverables”, and any cost-sharing.

(b)	As part of the Organizational Set-up efforts, Ally will transition to a dedicated Chrysler sales force in Ally’s metro markets and other regions, as agreed by Ally and Chrysler, including any exceptions (e.g., multi-franchise operators).

(c)	As part of the Organizational Set Up Efforts, if Ally maintains a company car fleet for its employees, then Ally will use commercially reasonable efforts to incorporate Chrysler motor vehicles into such fleet, and as to any such company car fleet.

(i)	Ally will use commercially reasonable efforts to have the proportion of Chrysler vehicles in any such fleet be at least proportional to the outstandings of Ally’s Chrysler Retail Financing portfolio as compared with the Retail Financing portfolios of other OEMs, so long as Chrysler provides pricing discounts that are substantially similar to, or better than, its volume-incentive program in effect as of June 30, 2010.

(ii)	Notwithstanding any contrary provision in this Agreement, Ally is not obligated to maintain a company car fleet for its employees.

(d)	Ally will use commercially reasonable efforts to provide the Consumer Financing, Dealer Financing, Remarketing, and Insurance services contemplated by this Agreement using a name other than “GMAC”, in each case as soon as reasonably practical.

SECTION 8.4 Cross-selling. Chrysler and Ally intend to develop a relationship in which Ally will become Chrysler’s preferred financial services provider, and in this regard Chrysler and Ally will explore in good faith opportunities cross-selling across their respective customer bases and for revenue sharing, in each case with respect to financial and other services not explicitly described in this Agreement.

SECTION 8.5 Form of Customer Agreements. The form and content of all Dealer Financing, Consumer Financing, Remarketing, Insurance and other agreements and documents with Chrysler Dealers and Chrysler Consumers are in Ally’s sole discretion and responsibility.

SECTION 8.6 [***]:

(a)	[***].

(b)	[***].

ARTICLE IX    UNSECURED EXPOSURE CAP

SECTION 9.1 [***].

***	Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

(a)	[***].

(b)	[***].

(c)	[***].

(d)	[***]:

(i)	[***].

(ii)	[***].

ARTICLE X    AUDITS BY THE PARTIES

SECTION 10.1 Review Rights. Upon at least three Business Days’ prior notice from one party, the other party will provide reasonable access, during regular business hours, to its files, books, and records pertaining to the services contemplated by this Agreement for the purpose of confirming the other’s compliance with this Agreement (“Compliance Review”).

(a)	Neither Ally nor Chrysler is entitled to perform a Compliance Review more than once in any six month period, except that if Chrysler breaches Section 3.3(b) or 3.3(c), or if Ally breaches Section 3.5(a) or Section 8.6, then in each case the non-breaching party may perform a Compliance Review once every 30 days to audit compliance with those provisions but only until such time as a Compliance Review demonstrates to the non-breaching party’s reasonable satisfaction that such breach has been cured.

(b)	Each Compliance Review will be limited in duration, manner, and scope reasonably necessary and appropriate to confirm compliance with this Agreement.

(c)	Neither Ally nor Chrysler is obligated to provide any access or information, if it would violate any obligation of confidentiality or applicable Law or other legal restriction, but in such cases the parties will reasonably cooperate to facilitate independent third party expert review, to the extent reasonably and legally possible, of any information relevant to any provisions of this Agreement that may otherwise be subject to any such Law or other legal restriction.

(d)	Compliance Audits by either party must be conducted by individuals who have sufficient knowledge and expertise regarding the matters being audited.

(e)	Neither Chrysler nor Ally is required to “train” the other’s auditors regarding the matters being audited.

***	Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

ARTICLE XI    INTELLECTUAL PROPERTY LICENSES

SECTION 11.1 License of Ally Name, Logo, Trademark. Effective upon Ally’s notice to Chrysler, Ally hereby grants to Chrysler a royalty-free, non-exclusive, non-transferable sublicense to use and display the “Ally” name, logo, and trademark, (individually and collectively “Ally Marks”) in performing the services contemplated by this Agreement and otherwise in connection with Chrysler’s business related to Ally and/or Ally Bank (“Ally License”).

(a)	Chrysler will not, during the term of this Agreement or thereafter:

(i)	Attack the validity of the Ally Marks.

(ii)	Do or permit to be done any act or thing that will in any way impair the rights of Ally as to the Ally Marks.

(iii)	Attempt to register the Ally Marks alone or as part of its own trademarks.

(iv)	Use or attempt to register any marks confusingly similar to the Ally Marks.

(b)	Chrysler may sublicense its rights under this Agreement to use any of the Ally Marks for purposes related to the performance of its obligations under this Agreement, but any such sublicense terminates upon the termination of this Agreement, except to the extent necessary to comply with Section 12.1(c) below.

(c)	Chrysler will use and display the Ally Marks only in the form, color, dimension, and manner approved by Ally.

(d)	The Ally License terminates when this Agreement expires or terminates, except to the extent necessary to comply with Section 12.1(c) below.

SECTION 11.2 License of Chrysler Names, Logos, Trademarks. Chrysler hereby grants to Ally a royalty-free, non-exclusive, non-transferable sublicense to use and display the “Chrysler”, “Dodge”, “Jeep”, “Mopar”, and “RAM” names, logos, and trademarks, and the Pentastar logo and trademark, (individually and collectively “Chrysler Marks”) in performing its obligations under this Agreement and otherwise in connection with Ally’s business related to Chrysler (“Chrysler License”).

(a)	Ally will not, during the term of this Agreement or thereafter:

(i)	Attack the validity of the “Chrysler” trademark.

(ii)	Do or permit to be done any act or thing which will in any way impair the rights of Chrysler as to any “Chrysler” trademark.

(iii)	Attempt to register “Chrysler” trademarks alone or as part of its own trademarks.

(iv)	Use or attempt to register any marks confusingly similar to any “Chrysler” trademark.

(b)	Ally will use and display the Chrysler Marks only in the form, color, dimension, and manner approved by Chrysler.

(c)	Ally may sublicense its rights under this Agreement to use any of the Chrysler Marks for purposes related to the performance of its obligations under this Agreement, but any such sublicense terminates upon the termination of this Agreement, except to the extent necessary to comply with Section 12.1(c) below.

(d)	The Chrysler License terminates when this Agreement expires or terminates, except to the extent necessary to comply with Section 12.1(c) below.

ARTICLE XII    TERM AND TERMINATION

SECTION 12.1 Term and Termination. The initial term of this Agreement is four years starting April 30, 2009 and expiring April 30, 2013, and the term renews automatically for successive one year terms, unless either Chrysler or Ally notifies the other in writing at least twelve months before the end of the Initial Term or any renewal term that it does not want to renew the Agreement.

(a)	Notwithstanding the foregoing, the duration of Implementing Agreements will be governed by provisions concerning term and termination contained in such Implementing Agreements.

(b)	This Agreement may be terminated as follows:

(i)	The non-breaching party may terminate this Agreement upon a breach by the other party that materially affects the non-breaching party reasonably anticipated benefits under this Agreement, and such breach, if curable, is not cured within 30 days of receipt of written notice from the non-breaching party;

(ii)	Chrysler may terminate this Agreement at any time upon written notice to Ally, if Ally becomes, or if Ally Controls, is Controlled by, or is under common Control with, an OEM that competes with Chrysler. This termination right will not be triggered solely by common Control attributable to Ally and such OEM currently, or during the term of this Agreement, being under the common Control of the United States government or any part of the United States government (for example, if Ford Motor Company comes under United States government Control, that fact alone would not trigger Chrysler’s right to terminate this Agreement, but, for example, if General Motors LLC were to acquire Control of Ally, that fact would trigger such right.)

(iii)	The parties may mutually agree to terminate this Agreement.

(c)	Upon the expiration or termination of this Agreement for any reason, Chrysler and Ally will:

(i)	To the extent reasonably requested by the other, fully cooperate in any transfer of any servicing functions contemplated by this Agreement to a third party; and

(ii)	Complete performance of any pending, “in-progress” obligations according to such standards, including confidentiality, security and accuracy, as were in effect under this Agreement prior to its termination and compensate each other for such services to the same extent as if such services had been performed during the Term of this Agreement.

(d)	The provisions of Article XIII and Article XIV survive the expiration or termination of this Agreement and remain in force and effect for three years following such termination or expiration, and Section 4.4 survives the expiration or termination of this Agreement in accordance with Section 4.4(j).

ARTICLE XIII    INDEMNIFICATION, LIABILITIES, AND REMEDIES

SECTION 13.1 Indemnification. Recognizing that if Chrysler or Ally is the subject of a third party legal or enforcement action (regarding, for example in the case of Ally, credit decisions, credit documentation, and financing activities within Ally’s responsibilities, and for example in the case of Chrysler, product warranty, product liability, and manufacturing and distribution activities within Chrysler’s responsibilities), the other may be named in the action also because of the parties’ relationship under this Agreement:

(a)

Chrysler and Ally, respectively, will indemnify the other party’s and the other party’s Subsidiaries; directors; officers; employees; and representatives, in each case, in their capacities as such, against any and all damages, claims, causes of action, losses, and/or other liabilities incurred and arising from such party’s business or operations (i.e., in the case of Ally where the liabilities are primarily and traditionally are Ally’s as a financial services provider and in the case of Chrysler, where the liabilities are primarily and traditionally are Chrysler’s as a manufacturer), in each case to the extent related to a third party legal or enforcement action (“Indemnifiable Claim”).

(i)	The party seeking indemnification (“Indemnitee”) must notify the other party of any third party action that may be an Indemnifiable Claim brought against the Indemnitee as promptly as reasonably practical; however, any failure to provide such notice does not relieve the indemnifying party from its indemnity obligations under this Agreement.

(ii)	The party from whom indemnification is sought (“Indemnitor”) may assume full control of the defense of the Indemnifiable Claim.

(iii)	If the Indemnitor does not assume control of the defense of the Indemnifiable Claim within a reasonable time of receiving notice of it from the Indemnitee and Indemnitee is prejudiced by such delay, then the Indemnitee may assume control of the defense of it, with full recourse against the Indemnitor for all costs and expenses incurred in connection with the defense and/or settlement of the Indemnifiable Claim.

(iv)	The Indemnitee and Indemnitor will reasonably cooperate with each other in defense of the Indemnifiable Claim, regardless of which party has assumed control of the defense of it.

(v)	Neither the Indemnitee nor the Indemnitor may settle any third party claim related to the services provided under this Agreement without the prior written consent of the other party, which will not be unreasonably withheld, and without obtaining the unconditional release of the other party from all liability to the third claimant(s).

(b)	If the indemnifiable damages, claims, causes of action, losses, and/or other liabilities arise out of the parties’ joint activities, then the parties will apportion the damages, claims, causes of action, losses, and/or other liabilities in good faith and in a fair manner under the circumstances.

SECTION 13.2 Limitation on Liability. Neither party will be liable to the other party:

(a)	In tort, except for gross negligence or willful misconduct.

(b)	For equitable claims (but not including equitable remedies).

(c)	For claims arising out of any contract with any customer, dealer, or other third party or otherwise in connection with their relationship with such Persons.

SECTION 13.3 Limitation on Damages. Neither party is liable under this Agreement for any:

(a)	Damages caused by a Force Majeure Condition as defined in Section 15.6 below; or

(b)	Indirect, incidental, consequential, or non-economic damages.

SECTION 13.4 Equitable Remedies. Nothing in this Agreement restricts either party’s ability to seek equitable remedies (as distinguished from claims), including specific performance of a party’s obligations under this Agreement.

SECTION 13.5 Cumulative Remedies. Each party’s rights and remedies under, and/or in connection with, this Agreement are cumulative and may be exercised singly, concurrently, and/or successively in the exercising party’s sole, absolute discretion.

ARTICLE XIV    CONFIDENTIALITY

SECTION 14.1 Nondisclosure of Confidential Information. Neither party will use or disclose any Confidential Information of the other party or the terms of this Agreement, except:

(a)	To its Representatives who have agreed to comply with the nondisclosure and use restrictions of this Agreement, and then only to the extent reasonably necessary for the disclosing party to perform its obligations under this Agreement or any Implementing Agreement.

(b)	To its Subsidiaries that do not compete with the other party; its board of directors; and/or its external auditors.

(c)	To the extent expressly consented to by the other party.

(d)	To the extent required to be disclosed by any of the following, but before making any such disclosure the disclosing party will notify the other party of any such requirement to the extent legally permitted, so that such other party may seek an appropriate protective order at such other party’s sole cost and expense:

(i)	Order of a court of competent jurisdiction, administrative agency, or governmental body.

(ii)	By subpoena, summons, or other compulsory legal process.

(iii)	Law, regulation, or rule.

(iv)	In connection with any judicial or other adjudicatory proceeding in which Chrysler or Ally is a party.

SECTION 14.2 Nondisclosure of Chrysler Dealer and Chrysler Consumer Information. Subject to Section 14.1(c) and 14.1(d) above, Ally will not directly or indirectly share data about Chrysler Dealers or their customers with other OEMs, authorized vehicle distributors, or authorized vehicle dealers, absent the consent of Chrysler and the affected Chrysler Dealers or their customers (as applicable), and will put in place appropriate safeguards to protect such information from unauthorized disclosure.

(a)	The foregoing restrictions do not apply to Ally’s “own experience” data about Chrysler Dealers or their customers or to data that is otherwise public.

(b)	Upon termination of this Agreement, Ally and Chrysler will work in good faith to agree on parameters for sharing of information about Chrysler customers contained in Ally’s customer database.

SECTION 14.3 Information Security. Chrysler and Ally will take reasonably necessary technical and organizational precautions to ensure that each other’s Confidential Information is protected from unauthorized access, alteration, disclosure, erasure, manipulation and destruction by third parties while such information is in its possession or control and will ensure that such information is not processed in other ways contradictory to privacy and/or data protection laws.

(a)	Upon written request, Chrysler and Ally will provide each other reasonable information regarding the processing of such information, including where and how such information is stored, who has access to such information and why and what security measures are taken to ensure that such information is protected from unauthorized access, alteration, disclosure, erasure, manipulation and destruction while in its possession or control.

(b)	Chrysler and Ally will maintain sufficient procedures to detect and respond to security breaches involving Confidential Information and will inform each other as soon as practicable when either of them suspects or learns of malicious activity involving such Confidential Information, including an estimate of the activity’s effect on the other and the corrective action taken.

SECTION 14.4 Data Privacy. Chrysler and Ally each will treat the other’s Confidential Personal Information confidentially and use or disclose Confidential Personal Information only in connection with providing Consumer Financing Services and their other obligations under this Agreement.

(a)	Chrysler and Ally each will restrict disclosure of Confidential Personal Information in their possession or control to their employees and/or representatives who have a need to know such information in connection with providing Consumer Financing Services and the performance of their respective obligations under this Agreement.

(b)	Unless otherwise prohibited by law, Chrysler and Ally each will immediately notify the other party of any legal process served on such party for the purpose of obtaining Confidential Personal Information and, prior to disclosure of any Confidential Personal Information in connection with such process, use commercially reasonable efforts to give the other party adequate time to exercise its legal options to prohibit or limit such disclosure.

(c)	Chrysler and Ally each will implement appropriate measures designed to meet the following objectives:

(i)	Ensure the security and confidentiality of Confidential Personal Information;

(ii)	Protect against any anticipated threats or hazards to the security or integrity of such information; and

(iii)	Protect against unauthorized access to or use of such information that could result in substantial harm or inconvenience to the person about whom the Confidential Personal Information refers.

(d)	Within ten days following termination of this Agreement or ten days following the completion of a project for which the Confidential Personal Information has been provided, whichever first occurs, upon the other party’s request, Chrysler or Ally, as the case may be, will:

(i)	Return the other party’s Confidential Personal Information to such other party; or

(ii)	Certify in writing to such other party that such Confidential Personal Information has been destroyed in such a manner that it cannot be retrieved.

(e)	Chrysler and Ally will notify each other promptly upon the discovery of any loss, unauthorized disclosure, unauthorized access, or unauthorized use of the other’s Confidential Personal Information and will indemnify the other party for such loss, unauthorized disclosure, unauthorized access or unauthorized use, including reasonable attorney fees in accordance with the terms and conditions of Section 13.1 of this Agreement.

ARTICLE XV    MISCELLANEOUS

SECTION 15.1 Representations and Warranties. Chrysler and Ally each hereby represent and warrant to the other that, as of the date of this Agreement:

(a)	It is an entity duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it was formed and has all requisite power and authority to enter into and perform all of its obligations under this Agreement.

(b)	The execution, delivery and performance of this Agreement by it have been duly authorized by all requisite action on its part.

(c)	This Agreement constitutes a valid and binding obligation of it and is enforceable against it in accordance with its terms.

(d)	The execution and performance of this Agreement by it will not:

(i)	Violate any provision of applicable law.

(ii)	Conflict with the terms or provisions of its organizational or governance documents, or any other material instrument relating to the conduct of its business or the ownership of its property.

(iii)	Conflict with any other material agreement to which it is a party or by which it is bound.

(e)	There are no actions, suits, proceedings or other litigation or governmental investigations pending or, to its knowledge, threatened, by or against it with respect to this Agreement or in connection with the dealings contemplated by this Agreement.

(f)	There is no order, injunction, or decree outstanding against, or relating to, it that could reasonably be expected to have a material adverse effect upon its ability to perform its obligations under this Agreement.

SECTION 15.2 No Waiver of Rights or Remedies. Any forbearance, delay, or failure by Chrysler or Ally in exercising any of its respective rights or remedies does not constitute a waiver of such rights or remedies or of any existing or future default under this Agreement.

SECTION 15.3 Dispute Resolution. Any dispute, controversy, claim, or disagreement arising from or in connection with this Agreement (“Dispute”), will be exclusively governed by and resolved in accordance with the provisions of this Section 15.3, and except as provided in this Section 15.3, neither party will seek judicial relief of any Dispute.

(a)	Any Dispute that cannot be resolved at the working level will, in the first instance, be submitted to each member of the Coordinating Committee before the next scheduled Coordinating Committee meeting.

(b)	If at formal Coordinating Committee meeting or within ten business days thereafter (unless a different time is agreed to by the Coordinating Committee) the Coordinating Committee is unable to resolve any such Dispute, the Dispute will immediately be escalated to the Ally President and the Chrysler Chief Financial Officer, or their designees for the particular matter, for resolution.

(c)	Any Dispute that is not resolved by the Ally President and the Chrysler Chief Financial Officer (or their designees for the particular matter) within 30 days of submission to them will immediately be escalated to the Ally Chief Executive Officer and Chrysler Chief Executive Officer.

(d)	If a Dispute is not resolved within 90 days of the date of escalation to the Ally President and Chrysler Chief Financial Officer, either party may pursue legal remedies.

(e)	This Section 15.3 does not limit either party’s right to apply to a court of competent jurisdiction for equitable, provisional relief with respect to any Dispute pending the resolution of the Dispute pursuant to this Section 15.3.

SECTION 15.4 Venue and Jury Trial Waiver. Any suit, action, or proceeding brought by a party against the other party arising out of or relating to this Agreement or any transaction contemplated by it will be brought in any federal or state court located in the city, county, and State of New York.

(a)	Each party hereby submits to the exclusive jurisdiction of any federal or state court located in the city, county, and State of New York for the purpose of any such suit, action or proceeding.

(b)	Service of any process, summons, notice or document by registered mail to such party’s respective address set forth in this Agreement for notice will be effective service of process for any action, suit or proceeding in the State of New York with respect to any matters to which it has submitted to jurisdiction in this Section.

(c)	Each of Ally and Chrysler, respectively, hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated by it.

SECTION 15.5 Notices. Except for notices, requests, and other communications regarding operational matters (e.g., drafting authorizations, credit line suspension notices), which each party currently sends, and historically has sent, to individuals at the operational levels of the other party (“Operational Notices”), all legal notices, requests, and other communications to either party required by or permitted under this Agreement (“Notices”) must be in writing, including facsimile transmittal, and sent to the addresses indicated below, or at such other address to the attention of such other person as either party may designate by written notice to the other party:

To Chrysler:	To Ally:
1000 Chrysler Drive	200 Renaissance Center
Auburn Hills, MI 48326	Mail Code 482-B12-D11
Attention: General Counsel	Detroit, MI 48265
Facsimile: 248-512-1772	Attention: President
Facsimile: 313-656-5202

(a)	All Notices other than Operational Notices are deemed given and received as follows:

(i)	If given by mail or nationally recognized, reputable commercial delivery service: the second Business Day after the Notice is sent or the date the recipient actually receives it.

(ii)	If given by facsimile or e-mail: when the facsimile or e-mail is transmitted to compatible equipment in the possession of the recipient and confirmation of complete receipt is received by the sending party during normal business hours or on the next Business Day if not confirmed during normal business hours.

(iii)	If given by hand delivery against a receipted copy: when the copy is receipted

(b)	Operational Notices may be given in any manner consistent with ordinary commercial practices, including telephone, e-mail, and/or facsimile.

SECTION 15.6 Force Majeure. Neither Chrysler nor Ally is liable for a delay in performance or failure to perform any obligation under this Agreement to the extent such delay is due to causes beyond its control and is without its fault or negligence, including, natural disasters, governmental regulations or orders, civil disturbance, war conditions, acts of terrorism or strikes, lock-outs or other labor disputes (“Force Majeure Condition”). The performance of any obligation suspended due to a Force Majeure Condition will resume as soon as reasonably possible as and when the Force Majeure Condition subsides.

SECTION 15.7 Relationship of the Parties. Nothing contained in this Agreement creates or will be construed as creating a joint venture, association, partnership, franchise, or agency relationship between Chrysler and Ally.

SECTION 15.8 Severability. If a court of competent jurisdiction holds that any part of this Agreement is invalid or unenforceable under applicable law, all other parts remain valid and enforceable.

SECTION 15.9 Assignment. Neither Chrysler nor Ally may assign this Agreement in whole or in part without the other party’s prior express written.

SECTION 15.10 Miscellaneous. This Agreement:

(a)	May be changed only by a writing signed by both parties.

(b)	Binds, and inures to the benefit of the parties’ respective successors and assigns.

(c)	Is not intended to, and does not, create any rights in any third party.

(d)	May be signed in one or more counterparts, each of is deemed an original, and all of which taken together constitute one and the same agreement.

(e)	Is governed by, and construed in accordance with, the laws of New York, without regard to its conflict of laws principles.

(f)	Constitutes the entire agreement of the parties regarding its subject matter and supersedes any and all prior oral or written agreements or understandings (each of the Service Provider Agreement and related confidentiality side letter agreement, each dated March 9, 2010, between Chrysler and Ally; the Marketing Agreement between GMAC Risk Services Inc. and Chrysler; and guaranties of dealership obligations that Chrysler signed in favor of Ally, are separate agreements and are not affected by this Section 15.10(f)).

ALLY FINANCIAL INC.	CHRYSLER GROUP LLC

Signature: /s/ William F. Muir	Signature: /s/ Richard Palmer

By (print name): William F. Muir	By (print name): Richard Palmer

Title: President	Title: Senior Vice President and Chief Financial Officer

Date:	Date:

EXHIBIT A—FORM OF OPT-IN AGREEMENT

To: [Ally/Chrysler]

Ally Financial Inc. (“Ally”) and Chrysler Group LLC (“Chrysler”) have entered into the Auto Finance Operating Agreement (“Operating Agreement”) under which Ally provides certain services to Chrysler. [insert subsidiary name] (“Subsidiary”) desires to enjoy the rights and benefits under and flowing from the Operating Agreement. Therefore, Subsidiary hereby adopts for itself, and binds itself to, all of the terms and conditions of the Operating Agreement and any amendments thereto executed by Ally and Chrysler, with or without prior consultation with Subsidiary, as though Subsidiary is an original party to the Operating Agreement, with the exceptions as specified below. Upon opting in to the Agreement, as to “Subsidiary”, references to “Chrysler” or “Ally”, as applicable, in the Agreement refer to Subsidiary, and references to “party” refer to “Subsidiary”. Subsidiary agrees that it may not do either of the following absent Ally’s and Chrysler’s prior written consent:

1.	Assign this Opt-in Agreement, or the rights and obligations under it or the Operating Agreement, to anyone; or

2.	Terminate this Opt-in Agreement.

Exceptions required by local legal requirements and commercial practice:

[insert, if any]

This Opt-in Agreement is effective upon the occurrence of all of the following:

1.	Execution of this Opt-in Agreement by Subsidiary; and

2.	Acceptance of any exceptions by [Ally/Chrysler].

[insert subsidiary name]

By:

Title:

Date:

Exceptions accepted by Ally

By:

Title:

Date:

EXHIBIT B—STEADY STATE GUIDELINES

[***]

***	Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

EXHIBIT C— Pre-existing Ally-Financed Dealers

[Omitted]